EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Zynga Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 12th day of February, 2013.

FOUNDRY VENTURE CAPITAL 2007, L.P.

By:	Foundry Venture 2007, LLC
Its:	General Partner

By:	/s/ Jason Mendelson
Jason Mendelson, Manager

FOUNDRY VENTURE 2007, LLC

By:	/s/ Jason Mendelson
Jason Mendelson, Manager

/s/ Jason Mendelson
Jason Mendelson

/s/ Jason Mendelson
Jason Mendelson, Attorney-in-Fact for Brad Feld

/s/ Jason Mendelson
Jason Mendelson, Attorney-in-Fact for Seth Levine

/s/ Jason Mendelson
Jason Mendelson, Attorney-in-Fact for Ryan McIntyre